Exhibit 99.1

Daseke Announces Plan to Provide for Annual Elections of Board of Directors

Plan Continues Daseke’s Evolution on Corporate Governance and Board Composition Matters

Stockholder Approval for the Accelerated Declassification Proposal to be Requested at 2020 Annual Meeting of Stockholders

Addison, Texas – April 1, 2020 – Daseke, Inc. (NASDAQ: DSKE) (“Daseke” or the “Company”), the largest flatbed, specialized transportation and logistics solutions company in North America, announced today that its Board of Directors unanimously approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to provide for the annual election of each of its directors, starting at the 2021 Annual Meeting of Stockholders. The amendment is subject to stockholder approval, which the Company intends to seek at the upcoming 2020 Annual Meeting of Stockholders.

“With new leadership in place, a smaller and more agile Board and three new, exceptional independent directors appointed in the last year, it is time for us to continue Daseke’s evolution to adopting best-in-class corporate governance practices,” said Brian Bonner, Executive Chairman. “The Board believes the Company is making significant progress on its transformation plan and the Board welcomes shareholder input and feedback, through the annual meeting process as well as direct shareholder engagement.”

If stockholders approve the declassification proposal, the entire Board will stand for election at the 2021 Annual Meeting of Stockholders. The full text of the amendment to immediately declassify the Company’s board structure will be included in the Company’s proxy statement, which will be filed in advance of the 2020 Annual Meeting of Stockholders and will require the approval of the holders of a majority of the outstanding shares of Daseke’s common stock entitled to vote thereat.

Shareholders do not need to take any action at this time.

Kirkland & Ellis LLP is serving as legal counsel to Daseke.

About Daseke, Inc.

Daseke, Inc. is the largest flatbed and specialized transportation and logistics company in North America. Daseke offers comprehensive, best-in-class services to many of the world’s most respected industrial shippers through experienced people, a fleet of more than 5,500 tractors and 12,000 flatbed and specialized trailers. For more information, please visit www.daseke.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “should,” “could,” “would,” “forecast,” “seek,” “target,” “predict,” and “potential,” the negative of these terms, or other comparable terminology. Projected financial information, including our guidance outlook, are forward-looking statements. Forward-looking statements may also include statements about the Company’s goals, including its restructuring actions and cost reduction initiatives; the Company’s financial strategy, liquidity and capital required for its business strategy and plans; the Company’s competition and government regulations; general economic conditions; and the Company’s future operating results.

These forward-looking statements are based on information available as of the date of this release, and current expectations, forecasts and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that the Company anticipates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements.

Forward-looking statements are subject to risks and uncertainties (many of which are beyond our control) that could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, general economic and business risks, driver shortages and increases in driver compensation or owner-operator contracted rates, loss of senior management or key operating personnel, our ability to identify and execute future acquisitions successfully, seasonality and the impact of weather and other catastrophic events, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, the failure of any restructuring actions and cost reduction initiatives that the Company undertakes to meet the expected results, the Company’s ability to generate sufficient cash to service all of the Company’s indebtedness, restrictions in its existing and future debt agreements, increases in interest rates, changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general, the impact of governmental regulations and other governmental actions related to the Company and its operations, litigation and governmental proceedings, and insurance and claims expenses. You should not place undue reliance on these forward-looking statements. For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward-looking statements, please see Daseke’s filings with the Securities and Exchange Commission (the “SEC”), available at www.sec.gov, including Daseke’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, particularly the section titled “Risk Factors”.

Additional Information and Where to Find It

The Company intends to file a preliminary proxy statement and a form of associated white proxy card with the SEC in connection with the solicitation of proxies for the Company’s 2020 Annual Meeting of Stockholders. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.investor.daseke.com.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2020 Annual Meeting of Stockholders. Information about the Company’s directors and executive officers is available in the Company’s proxy statement filed with the SEC on July 11, 2019 with respect to the Company’s 2019 Annual Meeting of Stockholders and, with respect to directors and executive officers appointed following such date, in certain of the Company’s other SEC filings made subsequent to the date of such proxy statement. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.

Investor Relations:

Alpha IR Group

Joseph Caminiti or Chris Hodges

312-445-2870

DSKE@alpha-ir.com